Exhibit 99.1

Ixia Announces Record Revenue for Fourth Quarter and Fiscal Year 2012

Service Provider and Enterprise Revenue Grows to 50 Percent of Fourth

Quarter Revenue

CALABASAS, CA, February 6, 2013 — Ixia (Nasdaq: XXIA) today reported its financial results for the fourth quarter and year ended December 31, 2012.

Total revenue for the 2012 fourth quarter was a record $124.1 million, compared with $83.7 million reported for the 2011 fourth quarter and $109.6 million reported for the 2012 third quarter. The 2012 fourth quarter includes $30.3 million in revenue from the recent acquisitions of Anue Systems, Inc. (“Anue”) and BreakingPoint Systems, Inc. (“BreakingPoint”), which closed in June and August 2012, respectively. Excluding Anue and BreakingPoint, fourth quarter revenue grew 12 percent to $93.8 million in 2012 from $83.7 million a year ago.

Total revenue for the fiscal year 2012 was a record $411.7 million, an increase of 34 percent compared with $308.4 million reported for fiscal year 2011. Fiscal year 2012 includes $54.9 million in revenue attributable to Anue and BreakingPoint. For the full year, excluding Anue and BreakingPoint revenue in calendar 2012, revenue grew 16 percent to $356.8 million.

“Our strong fourth quarter capped off a transformational year that included completing two significant acquisitions and achieving record revenue and profit,” commented Vic Alston, Ixia’s president and chief executive officer. “In the quarter, demand was strong across our entire solution offering with revenue from our Anue and BreakingPoint solutions exceeding our expectations. We made solid progress expanding our customer base with service provider and enterprise accounts hitting 50 percent of revenue in the quarter.”

Alston continued, “Looking forward into 2013, we intend to continue building on our momentum and growing our presence among service providers and enterprises as we help them optimize their networks and data centers worldwide to accelerate, secure and scale application delivery.”

On a GAAP basis, the company recorded net income for the 2012 fourth quarter of $4.6 million, or $0.06 per diluted share, compared with net income of $9.8 million, or $0.14 per diluted share, for the 2011 fourth quarter. The company recorded GAAP net income for fiscal year 2012 of $47.2 million, or $0.61 per diluted share, compared with $23.8 million or $0.33 per diluted share, for fiscal year 2011. GAAP results for the fiscal year 2012 include a tax benefit of approximately $37.4 million, or $0.44 per diluted share, for the reversal of valuation allowances related to deferred tax assets.

Non-GAAP net income for the 2012 fourth quarter was a record $19.5 million, or $0.24 per diluted share, compared with non-GAAP net income of $13.7 million, or $0.18 per diluted share, for the 2011 fourth quarter. The company recorded non-GAAP net income for fiscal year 2012 of $60.7 million, or $0.77 per diluted share, compared with $43.8 million, or $0.59 per diluted share, for fiscal year 2011.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measures for the 2012 and 2011 fourth quarters and fiscal years may be found in the attached financial tables.

Ixia ended the fourth quarter with approximately $177 million in cash, cash equivalents and investments, compared with $154 million at September 30, 2012.

Conference Call and Webcast Information

Ixia will host a conference call today, at 5:00 p.m., Eastern time, for analysts and investors to discuss its 2012 fourth quarter results and its business outlook for the 2013 first quarter. Open to the public, investors may access the call by dialing 678-825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia solutions deliver actionable insight through real-time monitoring, real-world testing, and rapid assessment. This end-to-end visibility provides organizations with a complete understanding into user behavior, security vulnerabilities, network capacity, application performance, and IT resiliency. From the lab to the network to the cloud, Ixia solutions enable its customers to optimize networks and data centers to accelerate, secure, and scale application delivery. For more information, visit www.ixiacom.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the anticipated benefits and synergies of our recent acquisitions of Anue and BreakingPoint will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley 415-217-7722

or

Tom Miller, Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$47,508	$42,729
Short-term investments in marketable securities	126,851	156,684
Accounts receivable, net	103,587	65,357
Inventories	37,612	27,239
Prepaid expenses and other current assets	40,278	12,700

Total current assets	355,836	304,709

Investments in marketable securities	3,119	185,608
Property and equipment, net	28,763	25,060
Intangible assets, net	157,050	46,028
Goodwill	260,457	66,429
Other assets	9,723	6,633

Total assets	$814,948	$634,467

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,264	$5,005
Accrued expenses and other	51,524	28,196
Deferred revenues	70,628	40,963

Total current liabilities	134,416	74,164

Deferred revenues	14,091	10,092
Other liabilities	25,049	5,849
Convertible senior notes	200,000	200,000

Total liabilities	373,556	290,105

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2012 and 2011; 74,126 and 70,240 shares issued and outstanding as of December 31, 2012 and 2011, respectively	158,933	132,330
Additional paid-in capital	168,980	145,840
Retained earnings	111,190	63,962
Accumulated other comprehensive income	2,289	2,230

Total shareholders’ equity	441,392	344,362

Total liabilities and shareholders’ equity	$814,948	$634,467

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Products	$97,481	$67,689	$331,118	$249,670
Services	26,638	15,962	80,539	58,686

Total revenues	124,119	83,651	411,657	308,356

Costs and operating expenses:(1)
Cost of revenues – products	21,765	15,602	71,276	56,801
Cost of revenues – services	2,898	1,838	10,493	6,520
Research and development	29,220	19,105	98,380	75,101
Sales and marketing	37,506	22,486	117,302	87,011
General and administrative	11,779	7,756	45,443	33,648
Amortization of intangible assets	10,758	4,262	30,121	15,980
Acquisition and other related	3,389	249	11,861	1,100
Restructuring	1,979	—	4,077	—

Total costs and operating expenses	119,294	71,298	388,953	276,161

Income from operations	4,825	12,353	22,704	32,195
Interest income and other, net	615	246	2,255	2,059
Interest expense	(1,815)	(1,800)	(7,215)	(7,200)

Income before income taxes	3,625	10,799	17,744	27,054
Income tax (benefit) expense	(970)	1,035	(29,484)	3,279

Net income	$4,595	$9,764	$47,228	$23,775

Earnings per share:
Basic	$0.06	$0.14	$0.65	$0.34
Diluted	$0.06	$0.14	$0.61	$0.33

Weighted average number of common and common equivalent shares outstanding:
Basic	73,746	70,012	72,183	69,231
Diluted	75,521	71,821	84,505	71,664

(1) Stock-based compensation included in:
Cost of revenues - products	$167	$73	$423	$402
Cost of revenues - services	63	28	162	153
Research and development	2,686	912	6,242	4,286
Sales and marketing	2,375	750	5,352	3,296
General and administrative	2,316	840	7,462	4,454

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011

GAAP income from operations	$4,825	$12,353	$22,704	$32,195
Adjustments:
Stock-based compensation(a)	7,607	2,603	19,641	12,591
Amortization of intangible assets(b)	10,758	4,262	30,121	15,980
Acquisition and other related(c)	3,389	249	11,861	1,100
Restructuring(d)	1,979	—	4,077	—
Legal, contract settlements and other(e)	—	(900)	2,083	—
Inventory adjustments(f)	664	—	996	—

Non-GAAP income from operations	$29,222	$18,567	$91,483	$61,866

GAAP net income	$4,595	$9,764	$47,228	$23,775
Adjustments:
Stock-based compensation(a)	7,607	2,603	19,641	12,591
Amortization of intangible assets(b)	10,758	4,262	30,121	15,980
Acquisition and other related(c)	3,389	249	11,861	1,100
Restructuring(d)	1,979	—	4,077	—
Legal, contract settlements and other(e)	—	(900)	2,083	—
Inventory adjustments(f)	664	—	996	—
Income tax effect related to non-GAAP adjustments(g)	(9,529)	(2,237)	(55,324)	(9,667)

Non-GAAP net income	$19,463	$13,741	$60,683	$43,779

GAAP diluted earnings per share	$0.06	$0.14	$0.61	$0.33
Adjustments:
Stock-based compensation(a)	0.10	0.04	0.23	0.18
Amortization of intangible assets(b)	0.14	0.06	0.36	0.22
Acquisition and other related(c)	0.04	—	0.14	0.02
Restructuring(d)	0.03	—	0.05	—
Legal, contract settlements and other(e)	—	(0.02)	0.02	—
Inventory adjustments(f)	0.01	—	0.01	—
Income tax effect related to non-GAAP adjustments(g)	(0.13)	(0.03)	(0.65)	(0.14)
Convertible senior notes(h)	(0.01)	(0.01)	—	(0.02)

Non-GAAP diluted earnings per share	$0.24	$0.18	$0.77	$0.59

Shares used in computing GAAP diluted earnings per common share	75,521	71,821	84,505	71,664
Effect of reconciling item(h)(i)	10,224	10,059	(223)	10,052

Shares used in computing non-GAAP diluted earnings per common share	85,745	81,880	84,282	81,716

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line, VeriWave, Inc., Anue Systems, Inc. and BreakingPoint Systems, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, amortization of deferred consideration payable to certain pre-acquisition employees of BreakingPoint Systems, Inc., certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)	This reconciling item represents costs associated with our restructuring/reorganization plans in light of our acquisition of BreakingPoint Systems, Inc. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, and costs related to the closure of our office in Melbourne, Australia. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents a one-time charge of $900,000 incurred in the first quarter of 2011 to terminate and settle a development contract, a one-time reversal of $900,000 incurred in the fourth quarter of 2011 related to certain legal and contractual matters, a one-time transition charge of $1.7 million incurred in the first quarter of 2012 in connection with the departure of our former CEO and a one-time charge of $401,000 incurred in the second quarter of 2012 to settle a legal matter. We believe that by excluding these charges, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This reconciling item relates to the purchase price accounting adjustment associated with the fair value of inventory as a result of the acquisition of BreakingPoint Systems, Inc. recorded in the third and fourth quarters of 2012. While we may have similar charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f) as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to the company’s deferred tax assets. We recorded partial release of our valuation allowance of $22.6 million, $12.7 million and $2.1 million, in the second, third and fourth quarters of 2012, respectively.

(h)	This reconciling item for the non-GAAP diluted earnings per share calculation for the three and twelve months ended December 31, 2011 and for the three months ended December 31, 2012 includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

(i)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.